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                                                                         2(G)(2)

                         INVESTMENT ADVISORY AGREEMENT
                                     AMONG
                   FIDELITY INTERNATIONAL INVESTMENT ADVISORS
                                      AND
                     FIDELITY MANAGEMENT & RESEARCH COMPANY
                                      AND
                       FIDELITY ADVISORY KOREA FUND, INC.

     AGREEMENT made this 25th day of October, 1994 by and among Fidelity Management & Research Company, a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Manager"); Fidelity International Investment Advisors, a Bermuda company with principal offices at Pembroke Hall, Pembroke, Bermuda (hereinafter called the "Advisor"); and Fidelity Advisor Korea Fund, Inc., a Maryland corporation which may issue one or more series of shares (hereinafter called the "Fund").

     WHEREAS the Fund and the Manager have entered into an Investment Management Agreement on behalf of the Fund, pursuant to which the Manager is to act as investment manager of the Fund; and

     WHEREAS the Advisor and its subsidiaries and other affiliated persons have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries, and securities of issuers located in such countries, and providing investment advisory services in connection therewith;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Fund, the Manager and the Advisor agree as follows:

     1. DUTIES: The Manager hereby appoints the Advisor to perform the following services with respect to all of the investment of the Fund. The Advisor shall pay the salaries and fees of all personnel of the Advisor performing services for the Fund relating to research, statistical and investment activities.

          (A) INVESTMENT DISCRETION: The Advisor shall, subject to the supervision of the Manager, manage the investment of the Fund in accordance with the investment objective, policies and limitations provided in the Fund's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 (the "1940 Act") and rules thereunder, as amended from time to time, and such other limitations as the Directors or the Manager may impose with respect to the Fund by notice to the Advisor. The Advisor is authorized to make investment decisions on behalf of the Fund by notice to the Advisor. The Advisor is authorized to make investment decisions on behalf of the Fund with regard to any stock, bond, other security or investment instrument, and to place orders for the purchase and sale of such securities or other instruments through such broker-dealers as the Advisor may select. The Advisor is also authorized to provide additional investment management services to the Fund, including but not limited to services such as managing foreign currency investments, purchasing and selling or writing futures and options contracts, borrowing money, or lending securities on behalf of the Fund. All investment management and any other activities of the Advisor shall at all times be subject to the control and direction of the Manager and the Fund's Board of Directors.

          SUBSIDIARIES AND AFFILIATES: The Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by the Fund to the extent required pursuant to the 1940 Act and rules thereunder.

     2. INFORMATION TO BE PROVIDED TO THE FUND AND THE MANAGER: The Advisor
shall furnish such reports, evaluations, information or analyses to the Fund and the Manager as the Fund's Board of Directors or the Manager may reasonably request from time to time, or as the Advisor may deem to be desirable.
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     3. BROKERAGE: In connection with the services provided under paragraph 1(a)
of this Agreement, the Advisor shall place all orders for the purchase and sale of Fund securities for the Fund's account with brokers or dealers selected by the Advisor, which may include brokers or dealers affiliated with the Manager or Advisor. The Advisor shall use its best efforts to seek to execute Fund transactions at prices which are advantageous to the Fund and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or to the other accounts over which the Advisor or Manager exercise investment discretion. The Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Advisor has with respect to accounts over which it exercises investment discretion. The Directors of the Fund shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

     4. COMPENSATION: The Manager shall compensate the Advisor on the following basis for the services to be furnished hereunder. For services provided under this Agreement, the Manager agrees to pay the Advisor a monthly Investment Advisory Fee. The Investment Advisory Fee shall be equal to 60% of the monthly management fee rate (including performance adjustments, if any) that the Fund is obligated to pay the Manager under its Investment Management Agreement with the Manager. If in any fiscal year the aggregate expenses of the Fund exceed any applicable expense limitation imposed by any state or federal securities laws or regulations, and the Manager waives all or a portion of its management fee or reimburses the Fund for expenses to the extent required to satisfy such limitation, the Investment Advisory Fee paid to the Advisor will be reduced by 60% of the amount of such waivers or reimbursements multiplied by the fraction equal to the net assets of the Fund as to which the Advisor shall have provided the investment management services divided by the net assets of the Fund for that month. If the Advisor reduces its fees to reflect such waivers or reimbursements and the Manager subsequently recovers all or any portion of such waivers and reimbursements, then the Advisor shall be entitled to receive from the Manager a proportionate share of the amount recovered. To the extent that waivers and reimbursements by the Manager required by such limitations are in excess of the Manager's management fee, the Investment Advisory Fee paid to the Advisor will be reduced to zero for that month, but in no event shall the Advisor be required to reimburse the Manager for all or a portion of such excess reimbursements.

     5. EXPENSES: It is understood that the Fund will pay all of its expenses other than those expressly stated to be payable by the Advisor hereunder or by the Manager under the Investment Management Agreement with the Fund, which expenses payable by the Fund shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund's Directors other than those who are "interested persons" of the Fund, the Manager or the Advisor; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Fund's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor;
(ix) 50% of insurance premiums for fidelity and other coverage; (x) its association membership dues; (xi) expenses of typesetting for printing Prospectuses and supplements thereto; (xii) expenses of printing and mailing Prospectuses and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Directors and officers with respect thereto.

     6. INTERESTED PERSONS: It is understood that Directors, officers, and shareholders of the Fund are or may be or become interested in the Manager or the Advisor as directors, officers or otherwise and that directors,

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officers and stockholders of the Manager or the Advisor are or may be or become similarly interested in the Fund, and that the Manager or the Advisor may be or become interested in the Fund as a shareholder or otherwise.

     7. SERVICES TO OTHER COMPANIES OR ACCOUNTS: The services of the Advisor to the Manager are not to be deemed to be exclusive, the Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Advisor's ability to meet all of its obligations hereunder. The Advisor shall for all purposes be an independent contractor and not an agent or employee of the Manager or the Fund.

     8. STANDARD OF CARE: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Manager, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument.

     9. DURATION AND TERMINATION OF AGREEMENT; AMENDMENTS:

          (a) Subject to prior termination as provided in subparagraph (d) of this paragraph 9, this Agreement shall continue in force until October 25, 1996 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund.

          (b) This Agreement may be modified by mutual consent of the Manager, the Advisor and the Fund, such consent on the part of the Fund to be authorized by vote of a majority of the outstanding voting securities of the Fund.

          (c) In addition to the requirements of subparagraphs (a) and (b) of this paragraph 9, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (d) Either the Manager, the Advisor or the Fund may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Directors, or with respect to the Fund by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.

     10. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

     The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

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     IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FIDELITY INTERNATIONAL INVESTMENT
ADVISORS


BY: /s/ DAVID J. SAUL
    -----------------------------
    Title

FIDELITY MANAGEMENT & RESEARCH
COMPANY


BY: /s/ GARY L. FRENCH
    -----------------------------
    Title

FIDELITY ADVISOR KOREA FUND, INC.


BY: /s/ GARY L. FRENCH
    -----------------------------
    Title



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